EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this "Agreement") is entered into November 13, 2009, by and between St. George Investments, LLC, a Utah limited liability company ("SGI"), and Drinks Americas Holdings, Ltd., a Delaware corporation (the "Company").

A. Pursuant to that certain Note Purchase Agreement of even date herewith (the "Note Purchase Agreement") between SGI and Leon Frenkel, an individual ("Frenkel"), SGI acquired a certain convertible promissory note made by the Company in favor of Frenkel dated March 1, 2009 (the "Original Note"), which Original Note amends and restates a prior note made by the Company in favor of Frenkel dated October 16, 2006, is currently in default, and has an outstanding balance equal to $309,839.00 as of the date hereof.

B. Subject to the terms of this Agreement, SGI agrees not to pursue its remedies for default under the Original Note but instead desires to exchange the Original Note for a new convertible promissory note with an original principal amount of Four Hundred Forty Seven Thousand Five Hundred and 00/100 Dollars ($447,500.00) and substantially in the form attached hereto as **Exhibit A** (the "Note") in consideration of the termination of the Original Note.

C. The difference between the original principal amount in the Note and the outstanding balance of the Original Note, which is a difference of $137,661.00, shall constitute consideration for the exchange in the form of an origination fee.

D. Pursuant to the terms and conditions hereof, SGI desires to exchange the Original Note for the Note, which Note shall be convertible into common stock of the Company as set forth therein (the "Conversion Shares").

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties hereto agree as follows:

1. Issuance of Note. Contemporaneously with the execution and delivery of this Agreement, SGI shall exchange the Original Note with the Company for the Note. Upon surrender, the Original Note shall be cancelled by the Company and the amount owed to SGI in consideration of such exchange shall hereinafter be evidenced by the Note.

2. Holding Period, Tacking and Legal Opinion. The Company represents, warrants and agrees that for the purposes of Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), the holding period of the Note issued hereunder (including the corresponding Conversion Shares) will include the holding period of the Original Note from March 1, 2009, which date is the date that the Company issued the Original Note. The Company agrees not to take a position contrary to this Section 2 and further acknowledges that the Original Note has not been amended or altered since such date. Prior to the Closing (defined below) and any subsequent Closing between the Company and SGI, counsel to the Company shall provide to SGI an opinion in a form satisfactory to SGI in its sole discretion providing that: (i) the Conversion Shares issuable to SGI upon conversion of the Note may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current

public information requirements; and (ii) the transactions contemplated hereby and all other documents associated with this transaction comport with the requirements of Section 3(a)(9) of the Securities Act. In the alternative, SGI may, in its sole discretion, cause counsel of its own choosing to provide the opinion described in the foregoing sentence at the expense of the Company. The Company acknowledges and understands that the representations and agreements of the Company in this Section 2 are a material inducement to SGI's decision to consummate the transaction contemplated herein.

3. SGI's Representations and Warranties.

SGI represents and warrants to the Company that:

(a) Investment Purpose. SGI is acquiring the Note and the underlying Conversion Shares (collectively, the "Securities") for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, SGI reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act.

(b) Accredited Investor Status. SGI is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

(c) Transfer or Resale. SGI understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) SGI shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) SGI provides the Company with reasonable assurances that such Securities can be sold, assigned or transferred pursuant to Rule 144 in each case following the applicable holding period set forth therein (which assurance may be provided in the form of the opinion letter to be drafted by the Company's counsel pursuant to Section 2); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(d) Legends. SGI agrees to the imprinting, so long as is required by this Section 4(d), of a restrictive legend in substantially the following form:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE

SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such security pursuant to Rule 144, (iii) if such Conversion Shares are eligible for sale without any restrictions under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). SGI agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4(d) is predicated upon the Company's reliance that SGI will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(e) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of SGI and is a valid and binding agreement of SGI enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(f) Brokers. There are no brokerage commissions, finder's fees or similar fees or commissions payable by SGI in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with SGI or any action taken by SGI.

4. Representations and Warranties of the Company.

The Company hereby makes the representations and warranties set forth below to SGI (in addition to those set forth elsewhere herein):

(a) Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each subsidiary free and clear of any liens, and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the

jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document (defined below), (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect") and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Note, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively the "Transaction Documents") and to issue the Securities in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities and the reservation for issuance and the issuance of the Conversion Shares, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

(d) Issuance of Securities. The issuance of the Note is duly authorized and the Note is free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description. Upon conversion in accordance with the terms of the Note, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description. The Company has reserved from its duly authorized capital stock the appropriate number of shares of Common Stock for issuance upon conversion of the Note as set forth in this Agreement.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities and reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of

its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the National Association of Securities Dealers Inc.'s OTC Bulletin Board) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f) SEC Documents: Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Company has delivered to SGI or its representative, or made available through the SEC's website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the

periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to SGI which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(i) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made and not misleading.

(g) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

(h) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(i) Listing and Maintenance Requirements. The Company's Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Primary Market (defined below) on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Primary Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(j) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Note will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Note in accordance with its terms and this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(l) Brokers. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

(n) Ownership of the Original Note. To the knowledge of the Company, immediately prior to the consummation of the transactions contemplated by the Note Purchase Agreement, Frenkel was the sole holder of the Original Note, free and clear of any encumbrance (other than restrictions imposed by federal and state securities laws).

(o) No Amendments. The Original Note has not been amended, modified, or altered since March 1, 2009 and no additional notes have been issued in place of such Original Note.

5. Covenants.

(a) Reporting Status. With a view to making available to SGI or its assignees the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit SGI or its assignees to sell securities of the Company to the public without registration, and as a material inducement to SGI's purchase of the Securities, the Company represents, warrants, and covenants to the following:

(i) The Company's Common Stock is registered under Section 12(g) of the Exchange Act.

(ii) The Company is not and for at least the last 12 months prior to the date hereof has not been a "shell company," as defined in paragraph (i)(1)(i) of Rule 144 or Rule 12(b)(2) of the Exchange Act.

(iii) The Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all required reports under section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the issuer was required to file such reports), other than Form 8-K reports.

(iv) From the date hereof until all the Securities either have been sold by SGI, or may permanently be sold by SGI without any restrictions pursuant to Rule 144, (the "Registration Period") the Company shall file with the SEC in a timely manner all required reports under section 13 or 15(d) of the Exchange Act and such reports shall conform to the requirement of the Exchange Act and the SEC for filing thereunder.

(v) The Company shall furnish to SGI so long as SGI owns Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit SGI to sell such securities pursuant to Rule 144 without registration.

(b) Issuer Status. During the Registration Period the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(c) Reservation of Shares. On the date hereof, the Company shall reserve for issuance to SGI 500,000,000 shares for issuance upon conversions of the Note or any future convertible promissory note issued to SGI (the "Share Reserve"). The Company represents that it has sufficient authorized and unissued shares of Common Stock available to create the

Share Reserve after considering all other commitments that may require the issuance of Common Stock. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Note or any future convertible promissory note in favor of SGI. If at any time the Share Reserve is insufficient to effect the full conversion of the Note, the Company shall increase the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call and hold a special meeting of the shareholders within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company's management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(d) Listings or Quotation. The Company's Common Stock shall be listed or quoted for trading on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board ("OTCBB") (each, a "Primary Market"). The Company shall promptly secure the listing of all of the Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Securities from time to time issuable under the terms of the Transaction Documents.

(f) Corporate Existence. So long as any obligations remain outstanding under the Note, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company's assets or any similar transaction or related transactions (each such transaction, an "Organizational Change") unless, prior to the consummation of an Organizational Change, the Company obtains the written consent of SGI. In any such case, the Company will make appropriate provision with respect to SGI's rights and interests to insure that the provisions of this Section 5(f) will thereafter be applicable to the Note.

(h) Acknowledgement of Obligations. The Company hereby acknowledges, confirms and agrees that the obligations of the Company to SGI under the Original Note, and immediately after the exchange of the Original Note for the Note as contemplated hereunder, under the Note, are unconditionally owing by the Company to SGI without offset, defense or counterclaim of any kind, nature or description whatsoever.

(i) Binding Effect of Documents. The Company hereto acknowledges, confirms and agrees that: (a) each of the documents and agreements entered into in connection with the Original Note and the Note to which it is a party has been duly executed and delivered to SGI by the Company, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of the Company contained in such documents and in this Agreement constitute the legal, valid and binding obligations of the Company, enforceable against each in accordance with their respective terms, and the Company has no valid defense to the enforcement of such obligations, and (c) SGI is and shall be entitled to the rights, remedies and benefits provided for in such documents and applicable law, without setoff, defense or counterclaim of any kind, nature or descriptions whatsoever.

6. Closing Date; Deliveries. The closing of the transactions contemplated hereby (the "Closing") shall take place at such time and place as SGI and the Company shall mutually agree in writing simultaneously with the execution of this Agreement by the parties (or such other date as is mutually agreed to by the Company and SGI, the "Closing Date"). On the Closing Date, prior to or contemporaneously with the execution and delivery of this Agreement:

(a) SGI shall deliver the Original Note to the Company for cancellation; and

(b) the Company shall issue the Note to SGI.

7. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Cook County, Illinois, and expressly consent to the jurisdiction and venue of the Superior Court of Illinois.

(b) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto confirm that any telecopy copy of another party's executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

(e) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between SGI, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f) Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally

recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company, to:	Drinks Americas Holdings, Ltd. 372 Danbury Road Wilton, CT 06897 Attention: Jason Lazo
If to SGI, to:	St. George Investments, LLC 303 East Wacker Drive Suite 311 Chicago, Illinois 60601 Attn: John Fife
	With a copy, which shall not constitute notice, to:
	Jonathan K. Hansen Bennett Tueller Johnson & Deere, P.C. 3165 East Millrock Drive Suite 500 Salt Lake City, Utah 84121

Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by SGI hereunder may be assigned by SGI to a third party, including its financing sources, in whole or in part.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any.

(i) Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

SGI:

ST. GEORGE INVESTMENTS, LLC

By: ______________________
John Fife, Manager

THE COMPANY:

DRINKS AMERICAS HOLDINGS, LTD.

By: ______________________
Name: ______________________
Title: CEO

EXHIBIT A

NOTE